Exhibit 99.1

Alfi Announces Receipt of Notice from Nasdaq Regarding Delayed Annual Report

Miami Beach, FL / April 11, 2022 – ALFI (NASDAQ: ALF) (the “Company”), an AI enterprise SaaS advertising platform, announced today that it has received a notice (“Notice”) from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”) because the Company failed to timely file its Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”) with the Securities and Exchange Commission (the “SEC”).

As previously disclosed, the Company was notified by Nasdaq on November 18, 2021 that it was not in compliance with the Rule as a result of the delay in filing its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 (the “Initial Delinquent Filing”). In accordance with Nasdaq Listing Rules, the Company submitted a plan to regain compliance.

Also as previously disclosed, Nasdaq had granted the Company an exception until May 16, 2022, to file the Initial Delinquent Filing. The Notice indicates that any additional exception to allow the Company to regain compliance with all delinquent filings will be limited to a maximum of 180 calendar days from the due date of the Initial Delinquent Filing, or May 16, 2022. The Notice has no immediate effect on the listing or trading of the Company’s securities; however, as previously disclosed, Nasdaq has notified the Company that, if it does not file with the SEC by May 16, 2022 the Initial Delinquent Filing and all other filings as required by the Rule, then Nasdaq will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal the delisting determination to a Nasdaq Hearings Panel.

As a result of this additional delinquency of not timely filing the Form 10-K, the Company must submit to Nasdaq by April 20, 2022 an update to the Company’s original plan to regain compliance with respect to the filing requirement. The Company intends to timely submit an update to its original plan. However, there is no assurance that Nasdaq will accept the Company’s updated plan to regain compliance or, if accepted, that the Company will be able to regain compliance with the Rule by May 16, 2022.

No assurance is given that the Company will be able to regain compliance with the Rule or maintain compliance with the other continued listing requirements set forth in the Nasdaq Listing Rules.

As previously disclosed in the Form 12b-25 filed on April 1, 2022 by the Company with the SEC, the Company was unable to file the Form 10-K by the required due date of March 31, 2022.

About Alfi Inc.

Alfi, Inc. provides solutions that bring transparency and accountability to the digital out-of-home advertising marketplace. Since 2018, Alfi, Inc. has been developing its artificial intelligence advertising platform to deliver targeted advertising in an ethical and privacy-conscious manner. For more information, please visit: https://www.getalfi.com

Safe Harbor Statement

This press release contains forward-looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. In some cases, forward-looking statements can be identified by words or phrases such as "may", "will," "expect," "anticipate," "target," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. Further information regarding these and other risks, uncertainties or factors is included in the Company's filings with the SEC. All information provided in this press release is as of the date of this press release, and the Company does not undertake any duty to update such information, except as required under applicable law.

Alfi Inc. Investor Relations

TraDigital IR

Kevin McGrath

+1-646-418-7002

kevin@tradigitalir.com

Alfi Inc. U.S. Media Contacts

Danielle DeVoren

KCSA Strategic Communications

Alfi@kcsa.com